As filed with the Securities and Exchange Commission on July 22, 2004

Registration No. 333-91290

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

PYRAMID BREWERIES INC.

(Exact name of registrant as specified in its charter)

Washington	91-1258355
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

91 South Brougham Way
Seattle, Washington 98134
(206) 682-8322
(Address, including zip code, and telephone number, including area code of principal executive offices)

PYRAMID BREWERIES INC. AMENDED AND RESTATED
1995 EMPLOYEE STOCK OPTION PLAN

(Full title of the plan)

James K. Hilger
Chief Financial Officer
Pyramid Breweries Inc.
91 South Brougham Way
Seattle, Washington 98134
(206) 682-8322
(Name, address and telephone number, including area code, of agent for service)
______________________

Copies to:

Eric A. DeJong
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101
______________________

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to Be	Proposed Maximum	Proposed Maximum	Amount of
To Be Registered	Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock, par value $0.01 per share	(1)	(1)	(1)	(1)

(1)	No additional securities are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on June 27, 2002 (Registration No. 333-91290) for the plan. Therefore, no further registration fee is required.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

AMENDMENT TO THE REGISTRATION STATEMENT

The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2002 (Registration No. 333-91290) (the “Registration Statement”) is hereby amended to provide that the Registrant suspended its 1995 Employee Stock Option Plan (the “1995 Plan”) with respect to issuances of new stock option grants thereunder, effective May 12, 2004, and adopted a new plan, the 2004 Equity Incentive Plan (the “2004 Plan”), effective as of May 12, 2004. A total of 198,600 shares available for issuance, but not issued or subject to outstanding options, under the 1995 Plan (the “Unissued Option Shares”) are no longer issuable under the 1995 Plan and may now be issued under the 2004 Plan. A registration statement on Form S-8 with respect to the Unissued Option Shares (the “New Registration Statement”), is being filed with the Commission concurrently with this Post-Effective Amendment No. 1.

The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the 1995 Plan; however, $42.57 paid by the Registrant in connection with the registration fee associated with an aggregate of 198,600 of the Unissued Option Shares will be carried forward from the Registration Statement to the New Registration Statement.

The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.

ITEM 8. EXHIBITS.

EXHIBIT
NO.	DESCRIPTION
5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

*	Previously filed as an exhibit to the Registration Statement.

II-1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 21st day of July, 2004.

PYRAMID BREWERIES INC.

/s/ GEORGE HANCOCK

By:	George Hancock
Interim Chief Executive Officer, Chairman of the Board, Director and Founder

POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Jason W. Rees and James K. Hilger, or either of them, as attorneys-in-fact with the power of substitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 21st day of July, 2004.

Signature	Title

/s/ GEORGE HANCOCK George Hancock	Interim Chief Executive Officer, Chairman of the Board, Director and Founder (Principal Executive Officer)

/s/ JAMES K. HILGER James K. Hilger	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JASON W. REES Jason W. Rees	Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ SCOTT S. BARNUM	Director

Scott S. Barnum

/s/ NANCY MOOTZ	Director

Nancy Mootz

/s/ SCOTT SVENSON	Director

Scott Svenson

II-2

INDEX TO EXHIBITS

EXHIBIT
NO.	DESCRIPTION
5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

*	Previously filed as an exhibit to the Registration Statement.